UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
November 15, 2006
Date of Report (Date of earliest event reported)
PAC-WEST TELECOMM, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-27743 (Commission File Number)	68-0383568 (IRS Employer Identification No.)

1776 W. March Lane, Suite 250 Stockton, California (Address of principal executive offices)		95207 (Zip Code)
(209) 926-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modifications to Rights of Security Holders
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Certificate of Determination
Amendment No. 1 to Rights Agreement
Preferred Stock Purchase Agreement
Amended and Restated Loan and Security Agreement
Agreement to Restructure
Letter Agreement
Letter Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
On November 15, 2006, Pac-West Telecomm, Inc. (the “Company”) announced the completion of a comprehensive restructuring of its financial obligations, centered around an investment and refinancing by Columbia Ventures Corporation, a private investment company focused principally on the domestic and international telecommunications industry (“CVC”).
The Company, together with its financial advisor, restructuring advisor, legal counsel and auditors, considered a variety of restructuring alternatives, including a bankruptcy filing, and conducted an extensive search for financing sources before determining to proceed with the CVC investment and refinancing.
A summary description of the material definitive agreements related to this restructuring is set forth below and the press release announcing this restructuring is set forth as Exhibit 99.1 hereto.
Preferred Stock Purchase Agreement.
On November 15, 2006, the Company entered into a Preferred Stock Purchase Agreement (together with all exhibits and schedules thereto, the “Preferred Stock Purchase Agreement”) with Pac-West Acquisition Company LLC, an affiliate of CVC (the “Purchaser”). Pursuant to the terms of the Preferred Stock Purchase Agreement, on November 15, 2006:
•	the Purchaser purchased and the Company sold and issued to the Purchaser, forty eight thousand one hundred fifty eight (48,158) shares of newly designated Series B-1 Preferred Stock, par value $0.001 per share (the “Series B-1 Preferred Stock”) at a purchase price of $1.137505 per share, and

•	the Purchaser purchased and the Company sold and agreed to issue eight hundred thirty thousand nine hundred fifty-nine (830,959) shares of newly designated Series B-2 Preferred Stock, par value $0.001 per share (the “Series B-2 Preferred Stock” and together with the Series B-1 Preferred Stock, collectively referred to herein as the “Series B Preferred Stock”), at a purchase price of $1.137505 per share (the “Series B Original Issue Price”).
Under the terms of the Preferred Stock Purchase Agreement, the Series B-2 Preferred Stock will not be issued to the Purchaser until such time as the Company receives the requisite approval from the shareholders of the Company to increase the number of authorized shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) to permit the conversion of all outstanding Series B-2 Preferred Stock, and provide for such additional shares of authorized Common Stock as the Board of Directors of the Company (the “Board”) determines is necessary or appropriate.
Pursuant to the Preferred Stock Purchase Agreement, the Company sold an aggregate of 879,117 shares of Series B Preferred Stock for an aggregate purchase price of $999,999.98. The Company intends to use the proceeds for working capital and general corporate purposes.
Subject to adjustment in certain instances, including certain issuances by the Company of Common Stock at a price that is less than the conversion price applicable to the Series B Preferred Stock (the “Series B Conversion Price”), the Series B Preferred Stock is convertible into Common Stock at the election of the holder at an initial Series B Conversion Price of $0.001137505 per share. The Series B Preferred Stock may be converted only to the extent requisite regulatory approvals have been received to permit such conversion, and the Series B-2 Preferred Stock may not be converted until such time as all Series B-1 Preferred Stock have been converted.
The Series B Preferred Stock has a liquidation preference of an amount per share equal to three (3) times the Series B Original Issue Price, plus any dividends declared but unpaid thereon. Prior to any payment to the holders of Common Stock, the holders of the Series B Preferred Stock are entitled to receive, or simultaneously receive, with respect to each share of Series B Preferred Stock, a dividend at least equal to five percent (5%) of the Series B Original Issue

Price per share of such Series B Preferred Stock (subject to appropriate adjustment in certain instances) per year from and after the date of the issuance of such shares of Series B Preferred Stock (to the extent not previously paid).
Pursuant to the Preferred Stock Purchase Agreement, the Company also agreed that after the closing of the transaction contemplated by the Preferred Stock Purchase Agreement and at the written request of the Purchaser, the Company will promptly thereafter call a meeting of the shareholders to be held not more than ninety (90) calendar days thereafter to amend the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”) to (i) increase the number of authorized shares of Common Stock to permit the conversion of all outstanding Series B-2 Preferred Stock, and (ii) provide for such additional shares of authorized Common Stock as the Board determines is necessary or appropriate (the “Amended Articles”). The Company further agreed that it will not call a meeting of the shareholders to approve the Amended Articles unless required to do so by its Articles of Incorporation and Bylaws of Company or applicable law without the prior written consent of the Purchaser, such consent not to be unreasonably withheld.
Pursuant to the Preferred Stock Purchase Agreement, the Company and the Purchaser also agreed that on and after November 21, 2006 and for so long as any Series B Preferred Stock are outstanding and held by the Purchaser or one of its affiliates, the Board will nominate for election four (4) persons designated in writing by the Purchaser, and reasonably acceptable to the Company, to serve on the Board of Directors of the Company (the “Purchaser Directors”). The initial Purchaser Directors will be Kenneth D. Peterson, Jr., Stanley P. Hanks, James F. Hensel and Richard A. Roman, each of whom are acceptable to the Company. The Company further agreed to appoint persons designated in writing by the Purchaser to fill vacancies in directorships reserved for Purchaser Directors.
The sale of the Series B Preferred Stock pursuant to the Preferred Stock Purchase Agreement was made without registration in accordance with Section 4(2) of the Securities Act of 1933. The Preferred Stock Purchase Agreement is attached to this report as Exhibit 10.1 and incorporated by reference herein.
Amended and Restated Loan and Security Agreement.
On November 15, 2006, the Company and the Company’s wholly-owned subsidiaries (collectively, the “Borrowers”) entered into an Amended and Restated Loan and Security Agreement (together with all exhibits and schedules thereto, the “Amended and Restated Loan and Security Agreement”) with Pac-West Funding Company LLC (the “Lender”), an affiliate of CVC. The Borrowers entered into the Amended and Restated Loan and Security Agreement to (i) refinance and restate in its entirety that certain Amended and Restated Loan and Security Agreement (the “Original Loan Agreement”), dated as of November 9, 2005, by and between the Borrowers and Comerica Bank (“Comerica”) and (ii) provide for future working capital requirements and for other general corporate purposes.
The Original Loan Agreement had an outstanding balance, including accrued interest, of $8,795,638.23 as of the closing which was increased pursuant to the Amended and Restated Loan and Security Agreement to a maximum loan commitment of $24,000,000, consisting of an $8,000,000 revolving credit facility (the “Revolving Credit Facility”) and a $16,000,000 term loan (the “Term Loan”).
Under the Revolving Credit Facility, on and after February 1, 2007, the Lender will make revolving loans to the Borrowers at the request of the Company of not less than $250,000, not to exceed the least of (i) $8,000,000, (ii) 85% of the Borrowers’ eligible accounts receivable, and (iii) the amount necessary to replenish the aggregate amount of unrestricted cash and cash equivalents of Borrowers to $5,000,000 until December 31, 2008 (the “Maturity Date”), at which time the revolving loans become due and payable. The revolving loans will accrue interest at 12% per annum. The interest accrued becomes due and payable on the Maturity Date.
The Term Loan was made available to Borrowers in two (2) Tranches — Tranche A and Tranche B. Pursuant to the Amended and Restated Loan and Security Agreement, $8,805,638.23, the maximum amount of Tranche A, was drawn on November 15, 2006 in order to fully refinance the aggregate obligations outstanding under the Original Loan Agreement and reimburse Comerica for its legal expenses. The Company may request the Lender to make one or more term loans to the Borrowers under Tranche B in the aggregate amount of $7,194,361.77 from time to time following the Tranche B Availability Date (as defined herein), if it occurs. “Tranche B Availability Date” means the latest to occur of (i) February 1, 2007, (ii) the commercial availability of the Company’s DIDOD Release 1.1 and (iii) the effective date of long term binding agreements between the Company and VeriSign, Inc. acceptable to Lender.
Any amounts borrowed under the Term Loan are due and payable on the Maturity Date and will accrue interest at 12% per annum, such interest to become due and payable on the Maturity Date.
The Amended and Restated Loan and Security Agreement is secured by all personal property of the Borrowers. The Amended and Restated Loan and Security Agreement contains usual and customary events of default for facilities of this nature and provides that upon the occurrence of an event of default, the Lender may, among other things, accelerate the payment of all amounts payable under the Amended and Restated Loan and Security Agreement and cease to advance money or extend credit for the benefit of the Borrowers. Under the terms of the Amended and Restated Loan and Security Agreement, the Borrowers are also required to maintain certain financial and restrictive covenants which limit, among other things, the Borrowers’ ability to incur additional indebtedness, create liens, acquire, sell or dispose of certain assets, engage in certain mergers and acquisitions, pay dividends and make certain capital expenditures. Borrowing under the Amended and Restated Loan and Security Agreement is subject to receipt of specified regulatory approvals and the satisfaction of other customary conditions.
The Amended and Restated Loan and Security Agreement is attached to this report as Exhibit 10.2 and incorporated by reference herein.
Merrill Lynch Restructuring Agreement
On November 15, 2006, the Company entered into a restructuring agreement with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. (“Merrill Lynch”), that provides for, among other things, a waiver of any breach, default or event of default arising as a result of (i) the transactions contemplated by the Preferred Stock Purchase Agreement, Amended and Restated Loan and Security Agreement and the Exchange Committment Letter Agreement and (ii) the Company’s failure to own or control aggregate unrestricted cash and unrestricted marketable securities in excess of the lesser of $5,000,000.00 or the amount of indebtedness evidenced by the obligations to Merrill Lynch until April 1, 2006 (the “Merrill Lynch Restructuring Agreement”). In addition, pursuant to the Merrill Lynch Restructuring Agreement, Merrill Lynch has agreed to forbear from exercising its rights and remedies against the Company solely with respect to an event of default that arises from the failure of the Company to make the regular monthly payments due to Merrill Lynch on each of January 1, 2007 and February 1, 2007.
Pursuant to the Merrill Lynch Restructuring Agreement, subject to satisfaction of certain conditions, including the condition that both the revolving and term loan facilities under the Amended and Restated Loan and Security Agreement are available to the Company, the Company may elect to restructure its current obligations to Merrill Lynch of an aggregate of approximately $5.7 million into a single obligation bearing interest at a rate of 9.11% per annum to be paid over 30 months, with $75,000 due each month for the first 15 months and $125,000 due each month for the next 14 months with the balance due August 1, 2009. If the conditions to such restructuring are not met, the Company may continue to make its currently scheduled payments of principal and interest, with Merrill Lynch reserving all of its current rights and remedies. If the restructuring of the current obligations to Merrill Lynch occurs, the covenant that the Company will own or control aggregate unrestricted cash and unrestricted marketable securities in excess of the lesser of $5,000,000 or the amount of indebtedness evidenced by the obligations to Merrill Lynch, which was waived until April 1, 2006, will cease to be effective.
Under the terms of the Merrill Lynch Restructuring Agreement, the Company agreed to pay Merrill Lynch in respect of the Company’s obligations to Merrill Lynch 20% of any interest savings achieved as a result of the tender of more than $21.0 million in principal amount of the Company’s 13.5% Senior Notes due 2009 (the “Senior Notes”) as part of an exchange offer the Company intends to conduct in respect of its Senior Notes.
The Merrill Lynch Restructuring Agreement is attached to this report as Exhibit 10.3 and incorporated by reference herein.
Exchange Commitment Letter Agreement
On November 14, 2006, the Company entered into a letter agreement (the “Exchange Commitment Letter Agreement”) with SMH Capital Advisors, Inc., an investment advisor who has represented that it has investment discretion with respect to approximately $21.0 million in principal amount of the Senior Notes, in which such investment advisor has agreed to exchange all Senior Notes for which it holds investment discretion for new 13.5% Senior Priority Notes due 2009 (the “New Notes”) as part of an exchange offer made to all holders of Senior Notes. The terms and conditions of the New Notes are substantially identical to the Senior Notes, except that the New Notes will provide that interest under the New Notes will not be payable until maturity and the holders of the New Notes will have the right to receive payment of all outstanding principal and accrued interest before the holders of the Senior Notes will have the right to receive any outstanding principal.
In addition, SMH Capital Advisors acknowledged receipt of a liquidation analysis delivered under a confidentiality obligation estimating that, in the event of the Company’s liquidation on or about November 30, 2006, holders of Senior Notes would receive a distribution of between 1.0% and approximately 10% of the outstanding principal amount of the outstanding Senior Notes. In this regard, no assurance can be made that this distribution estimate would have been realized had the Company liquidated on or about November 30, 2006.
In the exchange offer, it is expected that the Company would offer $1,000 principal amount of New Notes in exchange for every $1,000 principal amount of Senior Notes.
The Exchange Commitment Letter Agreement is attached to this report as Exhibit 10.4 and incorporated by reference herein.
This communication is not an offer to exchange Senior Notes for New Notes or a solicitation of an offer to exchange Senior Notes for New Notes. The offer to exchange Senior Notes for New Notes is expected to be made pursuant to an exemption from registration pursuant to Section 3(a)(9) under the Securities Act of 1933, as amended, solely by means of an offering circular and disclosure statement and other documents provided to holders of the Senior Notes.
Tekelec Agreement
On November 14, 2006, the Company entered into a letter agreement (the “Tekelec Agreement”) with Tekelec, on behalf of Tekelec and its majority owned subsidiary, Santera Systems Inc. (the “Vendor”) whereby the Company agreed to pay to the Vendor, promptly after the consummation of the transactions between Purchaser and the Company, $535,000 by wire transfer of immediately available funds as settlement in full of all amounts due and owing, whether or not invoiced, by the Company to the Vendor under the terms of the Vendor Agreements and any other agreements between the parties (the “Obligations”). The Vendor agreed, upon receipt of such payment, to release and forever discharge the Company from any and all claims arising out of or in connection with the Obligations, and waive any actual or alleged breach by the Company of, or default or termination event arising under, the terms of such agreements in connection with the Obligations.
The Tekelec Agreement is attached to this report as Exhibit 10.5 and incorporated by reference herein.

Rights Agreement Amendment
Immediately prior to the execution of the Preferred Stock Purchase Agreement, the Company executed an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of August 30, 2005, between the Company and American Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”), so that, among other things, the execution of the Preferred Stock Purchase Agreement and the consummation of the transactions contemplated by the Preferred Stock Purchase Agreement will not trigger the rights of the Company’s shareholders under the Rights Agreement.
A copy of the Rights Agreement Amendment is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
See “Amended and Restated Loan and Security Agreement” of Item 1.01, which is incorporated by reference herein. See also, “Merrill Lynch Restructuring Agreement” of Item 1.01, which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.
See “Preferred Stock Purchase Agreement” of Item 1.01, which is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.
See “Preferred Stock Purchase Agreement” of Item 1.01, which is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.
Pursuant to the Preferred Stock Purchase Agreement, the Purchaser acquired forty eight thousand one hundred fifty eight (48,158) shares of Series B-1 Preferred Stock and, subject to certain conditions set forth in the Preferred Stock Purchase Agreement, eight hundred thirty thousand nine hundred fifty-nine (830,959) shares of Series B-2 Preferred Stock. As of the date of this report, the Company had outstanding 37,667,528 shares of Common Stock. Assuming no change in the number of shares of Common Stock outstanding, upon conversion of the Series B-1 Preferred Stock into Common Stock, the Company will have outstanding approximately 85,825,528 shares of Common Stock of which 48,158,000, or 56.11% (or approximately 51% on a fully-diluted basis), will be held by the Purchaser. Further, assuming no change in the number of shares of Common Stock outstanding, upon conversion of the Series B-2 Preferred Stock when issued, the Purchasers will hold an additional 830,959,000 of Common Stock, giving the Purchaser approximately 95.88% (or approximately 95% on a fully-diluted basis) of the Common Stock outstanding.
See “Preferred Stock Purchase Agreement” of Item 1.01, which is incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 15, 2006, the Company accepted the irrevocable resignations of directors William Davidson, Frederick D. Lawrence and Thomas A. Munro, in each case, with effect on November 21, 2006. None of these resignations was the result of a disagreement with the Company.

Prior to such resignations, the Board had one (1) vacancy. On November 15, 2006, pursuant to the Preferred Stock Purchase Agreement and in accordance with the Articles of Incorporation and Bylaws of the Company, the Board appointed Kenneth D. Peterson, Jr., Stanley P. Hanks, James F. Hensel and Richard A. Roman as the Purchaser Directors to fill the one (1) already-existing vacancy and the three (3) vacancies resulting from the resignations described above.
No decision has been made to appoint Messers. Peterson, Hanks, Hensel or Roman to any committees of the Board as of the date of this report.
See “Preferred Stock Purchase Agreement” of Item 1.01, which is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 15, 2006, the Company filed a Certificate of Determination (the “Certificate of Determination”) with the California Department of Corporations designating one hundred thousand (100,000) shares of authorized and issued Series B-1 Preferred Stock and one million, five hundred thousand (1,500,000) authorized and unissued shares of Series B-2 Preferred Stock. The Certificate of Determination fixes the powers, designations, preferences and rights of the Series B Preferred Stock, and a copy is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
The Company intends to conduct an exchange offer pursuant to which it will offer to exchange all outstanding Senior Notes for new 13.5% New Notes due 2009. The Company expects that the terms and conditions of the New Notes will be substantially identical to the Senior Notes, except that the New Notes will provide that interest under the New Notes will not be payable until maturity and the holders of the New Notes will have the right to receive payment of all outstanding principal and accrued interest before the holders of the Senior Notes will have the right to receive any outstanding principal. In the exchange offer, it is expected that the Company would offer $1,000 principal amount of New Notes in exchange for every $1,000 principal amount of Senior Notes. The Company anticipates conducting such exchange offer promptly under an exemption from registration pursuant to Section 3(a)(9) under the Securities Act of 1933, as amended.
On November 15, 2006, the Company entered into the Exchange Commitment Letter Agreement with SMH Capital Advisors, Inc., an investment advisor who has represented that it has investment discretion with respect to approximately $21.0 million in principal amount of the Senior Notes, in which such investment advisor has agreed to exchange all Senior Notes for which it holds investment discretion for New Notes.
This communication is not an offer to exchange Senior Notes for New Notes or a solicitation of an offer to exchange Senior Notes for New Notes. The offer to exchange Senior Notes for New Notes is expected to be made pursuant to an exemption from registration pursuant to Section 3(a)(9) under the Securities Act of 1933, as amended, solely by means of an offering circular and disclosure statement and other documents provided to holders of the Senior Notes.
See “Exchange Commitment Letter Agreement” of Item 1.01, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	The following exhibits are filed as part of this report:

Exhibit No.	Title

3.1	Certificate of Determination of Series B-1 and Series B-2 Preferred Stock.

4.1	Amendment No. 1 to Rights Agreement, dated as of November 15, 2006, between Pac-West Telecomm, Inc. and American Stock Transfer & Trust Company.

10.1	Preferred Stock Purchase Agreement, dated as of November 15, 2006, by and between Pac-West Telecomm, Inc. and Pac-West Acquisition Company, LLC.

10.2	Amended and Restated Loan and Security Agreement, dated as of November 15, 2006, by and among Pac-West Telecomm, Inc., Pac-West Telecom of Virginia, Inc., PWT Services, Inc. and PWT of New York, Inc. as Borrowers and Pac-West Funding Company, LLC as Lender.

10.3	Agreement to Restructure, dated as of November 15, 2006, between Pac-West Telecomm, Inc and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.

10.4	Letter agreement, dated as of November 14, 2006 between Pac-West Telecomm, Inc and SMH Capital Advisors, Inc.

10.5	Letter agreement, dated as of November 14, 2006, between Pac-West Telecomm, Inc. and Tekelec.

99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC.
(Registrant)

Dated: November 15, 2006
	By:	/s/ Michael Sarina Michael Sarina
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title
3.1	Certificate of Determination of Series B-1 and Series B-2 Preferred Stock.

4.1	Amendment No. 1 to Rights Agreement, dated as of November 15, 2006, between Pac-West Telecomm, Inc. and American Stock Transfer & Trust Company.

10.1	Preferred Stock Purchase Agreement, dated as of November 15, 2006, by and between Pac-West Telecomm, Inc. and Pac-West Acquisition Company, LLC.

10.2	Amended and Restated Loan and Security Agreement, dated as of November 15, 2006, by and among Pac-West Telecomm, Inc., Pac-West Telecom of Virginia, Inc., PWT Services, Inc. and PWT of New York, Inc. as Borrowers and Pac-West Funding Company, LLC as Lender.

10.3	Agreement to Restructure, dated as of November 15, 2006, between Pac-West Telecomm, Inc and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.

10.4	Letter agreement, dated as of November 14, 2006 between Pac-West Telecomm, Inc and SMH Capital Advisors, Inc.

10.5	Letter agreement, dated as of November 14, 2006, between Pac-West Telecomm, Inc. and Tekelec.

99.1	Press Release